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                                                                     Exhibit 5.1

                                   SHIN & KIM

                                 ATTORNEYS AT LAW             TEL: 82 2 316-4114
MAILING ADDRESS :              ACE TOWER, 4TH FLOOR           FAX: 82 2 756-6226
C. P. O. BOX 8261         1-170, SOONHWA-DONG, CHUNG-KU      SHINKIM@SHINKIM.COM
SEOUL 100-682, KOREA           SEOUL 100-712, KOREA              WWW.SHINKIM.COM


                                                                December 1, 2005


WiderThan Co., Ltd.
17F, K1 REIT Building, 463 3-Ga
Chungjeong-Ro,Seodaemun-Gu
Seoul, Korea

Ladies and Gentlemen:

We have acted as Korean counsel for WiderThan Co., Ltd., a joint stock corporation with limited liability (chusik-hoesa) established under the laws of the Republic of Korea (the "Company") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form F-1 (the "Registration Statement") relating to the offering, as set forth in the Registration Statement and the form of prospectus contained therein (the "Prospectus"), of shares of the Company's common stock, par value Won 500 per share (the "Shares").

We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing, and subject to further qualifications set forth below, we are of the opinion that:

     (a) All outstanding Shares have been validly issued, fully paid and non-assessable.

     (b) When the Shares to be issued by the Company as contemplated in the Registration Statement or pursuant to any registration statement related thereto filed by the Company with the Commission have been duly paid for by the purchasers thereof, such Shares will be validly issued, fully paid and non-assessable.

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                                                                      SHIN & KIM


     (c) The statements set forth in the Registration Statement under the heading "Taxation -- Korean Taxation", insofar as such statements purport to summarize Korean tax laws relating to the ADSs (as defined in the Registration Statement) and the Shares, represent our opinion on the material Korean tax consequences to the non-resident holders of the ADSs (as described in the Registration Statement).


This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit as which this opinion is filed.

                                        Yours faithfully,

                                        /s/ Shin & Kim
                                        ----------------------------------------
                                        Shin & Kim


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